Exhibit (l)(2)

[Letterhead of Sutherland Asbill & Brennan LLP]

May 31, 2016

Alcentra Capital Corporation

200 Park Avenue, 7th Floor

New York, New York 10166

Ladies and Gentlemen:

We have acted as counsel to Alcentra Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-205154) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”),  previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated December 21, 2015, which was included in Pre-Effective Amendment No. 1 to the Registration Statement, and which forms a part of the Registration Statement (the “Base Prospectus”), and a prospectus supplement dated May 31, 2016 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). This opinion letter is rendered in connection with the public offering of up to $9,599,000  in aggregate principal amount of the Company’s unsecured Alcentra Capital Internotes® (the “Notes”), as described in the Prospectus.

The Notes will be issued in one or more series pursuant to a base indenture, filed as an exhibit to the Registration Statement, entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”) on January 30, 2015 (the “Indenture”), as supplemented by one or more supplemental indentures (each, a “Supplemental Indenture”) to be entered into between the Company and the Trustee. The price and terms of any series of Notes will be set forth in one or more supplements to the Prospectus Supplement.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i) the Articles of Amendment and Restatement of the Company (the “Charter”), certified as the date hereof by an officer of the Company;

(ii) the Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iii) a Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”);

(iv) resolutions of the Board of Directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, execution and delivery of the Indenture, certified as of the date hereof by an officer of the Company; and

(v) the Indenture.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion is limited to the contract laws of the State of New York and the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion with respect to any other laws of such jurisdictions or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

In rendering our opinion, we have assumed that (i) the issuance, offer and sale of Notes from time to time and the final terms and conditions of the Notes to be so issued, offered and sold, including those relating to price and amount of Notes to be issued, offered and sold, (a) are in accordance with the Indenture and the applicable Supplemental Indenture, and have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) do not violate any applicable law, (c) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (d) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (ii) the Notes have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in each case, in accordance with the Indenture and the applicable Supplemental Indenture, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, (iii) the Supplemental Indentures applicable to each series of Notes are duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, and (iv) the Notes will not include any provision that is unenforceable against the Company.

In rendering our opinion, we have further assumed that (i) the Trustee is duly organized and validly existing in good standing in its jurisdiction of organization, (ii) the Trustee has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Supplemental Indentures, and (iii) each of the Indenture and the Supplemental Indentures constitute the legal, valid and binding obligation, and is enforceable against, the Trustee in accordance with its terms. We have not independently investigated or verified any of the foregoing assumptions.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that, the issuance of the Notes will be duly authorized and, when issued, each issuance of the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed in this opinion letter are (a) subject, as to enforcement, to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought; (b) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (c) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP

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